CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S- 1/A of our report dated July 14, 2008 with respect to the audited financial statements of Writer’s Group Film Corp. for the year ended March 31,2008 and the period from March 9, 2007 through March 31, 2007 and 2008 .

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas

March 2, 2009